Registration No. 333-_________
As  filed  with  the  Securities  and  Exchange  Commission  on  August 1,  2003

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                          ----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                           THE WORLD GOLF LEAGUE, INC.
             (Exact name of registrant as specified in its charter)

                       DELAWARE                       95-0201235
              (State or other jurisdiction of     (I.R.S. Employer
             incorporation or organization)     Identification No.)

                            258 EAST ALTAMONTE DRIVE
                        ALTAMONTE SPRINGS, FLORIDA, 32701
                    (Address of principal executive offices)

                             2003 STOCK OPTION PLAN
                            (Full title of the plan)

                                                             Copy to:
        Michael S. Pagnano
      Chief Executive Officer                       Russell T. Alba, Esquire
      258 EAST ALTAMONTE DRIVE                           Foley & Lardner
  ALTAMONTE SPRINGS, FLORIDA, 32701           100 North Tampa Street, Suite 2700
        (407) 331-6272                               Tampa, Florida  33602
  (Name, dress and telephone number,                      (813) 229-2300
including area code, of agent for service)


                               CALCULATION OF REGISTRATION FEE

Title of Securities    Amount to be       Proposed        Proposed Maximum      Amount of
to be Registered      Registered (1)      Maximum        Aggregate Offering    Registration
                                       Offering Price          Price             Fee (3)
                                         Per Share
Common Stock,         4,000,000           $  .031(2)       $  124,000.00(2)      $  10.03
..001 par value



(1)     The  provisions  of  Rule  416  under  the  Securities  Act of 1933, as amended (the
"Securities  Act")  shall  apply  to  this  Registration  Statement and the number of shares registered  on  this  Registration Statement shall increase or decrease as a result of stock splits,  stock  dividends,  or  similar  transactions.

(2)     Estimated  solely  for  the purpose of calculating the registration fee.  The fee is calculated upon the basis of the average between the high and low sales prices for shares of common  stock  of the Registrant as reported on the OTCBB on July 25, 2003 pursuant to Rules
457(c)  and  457(h)  under  the  Securities  Act.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
     The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission ("Commission") as part of this Form S-8 Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.          INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.
                  -------------------------------------------

     The following documents have been previously filed by The World Golf League, Inc. (the "Company") with the Commission and are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-KSB filed on April 14, 2003, and all subsequent amendments filed thereto, for the fiscal year ended December 31, 2002, which includes audited financial statements as of and for the year ended December 31, 2002.

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since April 26, 2002.

     (c) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superceded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

ITEM  4.          DESCRIPTION  OF  SECURITIES.
                  ---------------------------

     Not  applicable.

ITEM  5.          INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.
                  -------------------------------------------

     Not  applicable.

ITEM  6.          INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.
                  ---------------------------------------------

     Section 145 of the Delaware General Corporation Law, the "Delaware GCL", permits our board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of ours, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Delaware GCL provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

ITEM  7.          EXEMPTION  FROM  REGISTRATION  CLAIMED.
                  --------------------------------------

     Not  Applicable.

ITEM  8.          EXHIBITS.
                  --------

     The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

EXHIBIT  NO.                          EXHIBIT
-----------                          --------

(4.1)       2003  Stock  Option  Plan

(5)         Opinion  of  Foley  &  Lardner

(23.1)      Consent  of  Parker  &  Co.

(23.2)      Consent  of  Foley  &  Lardner  (contained  in  Exhibit  5  hereto)

(24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

ITEM  9.          UNDERTAKINGS.
                  ------------

     (a)  The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The  Registrant.  Pursuant  to  the  requirements  of the Securities Act of
     ---------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Altamonte Springs, and State of Florida, on this 1st day of August, 2003.

                                             WORLD  GOLF  LEAGUE,  INC.



                                             By: /s/ Michael S. Pagnano
                                                ---------------------------
                                                Michael  S.  Pagnano
                                                Chief  Executive  Officer



                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Michael S. Pagnano his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

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




   SIGNATURE                                        TITLE                    DATE
------------------                        ---------------------------  ---------------

                                          Chief Executive Officer        August 1, 2003
/s/ Michael S. Pagnano                    (Principal Executive Officer)
---------------------------
Michael S. Pagnano

                                          Chief Financial Officer        August 1, 2003
/s/ Michael S. Pagnano                    (Principal Executive Officer)
---------------------------
Michael S. Pagnano

                                          Director                       August 1, 2003
/s/ Michael S. Pagnano
---------------------------
Michael S. Pagnano

                                          Director                       August 1, 2003
/s/ William Page
---------------------------
William Page

                                          Director                       August 1, 2003
/s/ King Simmons
---------------------------
King Simmons

                                  EXHIBIT INDEX

               THE WORLD GOLF LEAGUE, INC. 2003 STOCK OPTION PLAN

EXHIBIT  NO.              EXHIBIT
-----------               -------

(4.1)       2003  Stock  Option  Plan

(5)         Opinion  of  Foley  &  Lardner

(23.1)      Consent  of  Parker  &  Co.

(23.2)      Consent  of  Foley  &  Lardner  (contained  in  Exhibit  5  hereto)

(24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)